UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

The information regarding the agreements described in Item 1.03 and attached as exhibits to this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 1.03.     Bankruptcy or Receivership.

As previously disclosed, on June 14, 2017, GenOn Energy, Inc. (“GenOn”), GenOn Americas Generation, LLC (“GAG”) and certain of their directly and indirectly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On December 12, 2017 (the “Confirmation Date”), the Bankruptcy Court entered the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates (the “Confirmation Order”), which approved and confirmed the Debtors’ Third Amended Joint Chapter 11 Plan of Reorganization (the “Plan”).

On December 12, 2017, the Bankruptcy Court also entered the Order Approving Debtors’ Emergency Motion for Entry of an Order (I) Approving a Global Settlement and (II) Granting Related Relief (the “GAG Order”), which became effective upon the entry of the Confirmation Order and which granted an administrative claim to holders of Allowed GAG Note Claims against GenOn in an amount equal to the value of the treatment afforded to holders of Allowed Class 5 GAG Notes Claims (as defined in the Plan) under the Plan.

The Debtors expect that the effective date of the Plan (the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied. Although the Debtors anticipate that all conditions will be satisfied, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, the Confirmation Order, and the GAG Order, which are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, and incorporated by reference herein. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Material Terms of the Plan

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates a restructuring of the Debtors that will eliminate at least $1.75 billion in debt from the Debtors’ balance sheet, provide the Debtors with the capital necessary to fund distributions to the Debtors’ creditors pursuant to the Plan, and allow for Third-Party Sale Transactions (as defined below), if such transactions are pursued and consummated. In addition, the Plan, Confirmation Order, and corresponding plan supplement documents incorporate an integrated compromise and settlement of claims, including the controversies resolved by (i) the NRG Settlement among the Debtors, the Consenting Noteholders, and NRG Energy, Inc. (“NRG”), (ii) the GAG Settlement (as defined below) among the Debtors and the Consenting Noteholders, and (iii)  the GenMA Settlement (as discussed below) among the Debtors, NRG, the Consenting Noteholders, GenOn Mid-Atlantic, LLC, an indirect and wholly-owned subsidiary of GenOn and GAG (“GenMA”), and certain of GenMA’s stakeholders, to achieve a beneficial and efficient resolution of the Chapter 11 Cases. The settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims, interests, causes of action and controversies that could be asserted. Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan.

NRG Settlement

As part of the Plan, the NRG Settlement, to be implemented in phases, provides for the transition of GenOn to a standalone enterprise, resolution of substantial intercompany claims between GenOn and NRG, and the allocation of certain costs and liabilities between GenOn and NRG. As part of Phase I, on the Confirmation Date, the Bankruptcy Court approved entry into the Transition Services Agreement, the Cooperation Agreement, the Pension Indemnity Agreement, the Employee Matters Agreement, and the Tax Matters Agreement (collectively, the “Phase I Agreements”), and each of the Phase I Agreements became immediately effective in accordance with their terms. The Phase I Agreements are binding on all parties regardless of whether the Plan ever becomes effective. In addition, the Bankruptcy Court approved entry into the Settlement Agreement (as defined below) with NRG, which becomes effective and binding on the parties thereto on the earlier of the Effective Date or consummation of the GenMA Settlement, as further provided in the Settlement Agreement, such effectiveness of the Settlement Agreement to constitute Phase II of the NRG Settlement. The consummation of the NRG Settlement and the Settlement Agreement are subject to certain conditions and may not be consummated on the terms contemplated or at all.

Settlement Agreement

The Settlement Agreement was entered into by the Debtors and NRG on December 14, 2017 (the “Settlement Agreement”), subject to certain conditions precedent to its effectiveness. The Debtors and NRG, through their entry into the Settlement Agreement, and in conjunction with the Plan and Confirmation Order, intend to fully settle the disputes existing between such parties and their respective affiliates, including without limitation, the Settled Claims (as defined in the Plan) against NRG, GenOn and certain of their respective officers and directors. Pursuant to the Settlement Agreement, NRG will pay approximately $261.3 million to GenOn in cash (subject to setoff of approximately $125.0 million in NRG claims against GenOn under the parties’ revolving credit facility) (the “NRG Settlement Payment”) in order to fund distributions under the Plan, among other uses. Upon GenOn’s receipt and acceptance of the NRG Settlement Payment, all parties to the NRG Settlement will mutually release all claims and causes of action related thereto, and the effectiveness of such releases will operate in conjunction with the release and exculpation provisions in the Plan. Conditions precedent to the effectiveness of the Settlement Agreement include the occurrence of the GenMA Settlement (discussed below), releases of NRG from the Debtors’ non-debtor subsidiaries, and payment to NRG of all ordinary course payables owed by the Debtors’ non-debtor subsidiaries. There can be no assurance that these conditions precedent will occur. If the conditions precedent do not occur and are not waived, the Settlement Agreement may never become effective. The Phase I Agreements are not conditioned upon the occurrence of the Settlement Agreement ever becoming effective.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Phase I Agreements

Transition Services Agreement

The Transition Services Agreement was entered into by GenOn and NRG effective as of December 12, 2017 (the “Transition Services Agreement”). During the term of the Transition Services Agreement, NRG will continue to provide, until September 30, 2018, the shared services as provided to GenOn prior to the filing of the Chapter 11 Cases, and also provide other separation support services, including merger and acquisition and financing support services, information technology services and the transitioning of certain licenses and permits. GenOn will be entitled to a credit of $1.0 million per month for every month the shared services are terminated prior to September 30, 2018. In the event of any Third-Party Sale Transactions, NRG will cooperate with such third-party buyers to enter into a new transition services agreement to continue to provide transition services. Upon the occurrence of the Effective Date, GenOn is entitled to a one-time credit of $27,775,000 (subject to reduction in accordance with the terms and conditions of the Cooperation Agreement), which will be creditable against amounts payable for services under the Transition Services Agreement; provided that if as of the termination of the Transition Services Agreement the credit has not been fully used, the unused amount will be paid in cash by NRG to GenOn.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Cooperation Agreement

The Cooperation Agreement was entered into by GenOn and NRG effective December 12, 2017 (the “Cooperation Agreement”), with the GenOn Steering Committee as the third party beneficiary. The Cooperation Agreement provides the terms of the mutually acceptable plan for continued cooperation between GenOn and NRG regarding certain joint development projects. In particular, GenOn is required to make a one-time $15.0 million payment to NRG within 48 hours after the Confirmation Date as compensation for being granted a purchase option with respect to the Canal 3 Project. GenOn has until January 22, 2018 by which to decide whether to assume or reject the executory contracts relating to the Canal 3 Project. If the contracts are rejected, NRG’s obligation under the Transition Services Agreement to make a one-time credit of $27,775,000 will be reduced by $15,000,000 in lieu of any rejection damages. If the Canal 3 contracts are not rejected, GenOn has until March 31, 2018 by which to exercise the purchase option to acquire the Canal 3 Project for a price equal to approximately the sum of (i) NRG’s development costs through such date, (ii) a 10.5% return on such costs, and (iii) an agreed upon development fee through such date, minus $15.0 million. Subject to NRG or GenOn’s respective continuing obligation to make payments then owing under the Cooperation Agreement, the parties may terminate the Cooperation Agreement by mutual written agreement.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Pension Indemnity Agreement

The Pension Indemnity Agreement was entered into by GenOn and NRG effective December 12, 2017 (the “Pension Indemnity Agreement”). Pursuant to the Pension Indemnity Agreement, NRG will agree to indemnify GenOn and its direct and indirect subsidiaries, Reorganized GenOn (as defined in the Plan), and the Consenting Noteholders from and against any claims related to certain historic pension liabilities.

The foregoing description of the Pension Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pension Indemnity Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Employee Matters Agreement

The Employee Matters Agreement was entered into by GenOn and NRG effective December 12, 2017 (the “Employee Matters Agreement”). Pursuant to the Employee Matters Agreement, NRG and the Reorganized Debtors will agree to address any allocation of certain assets, liabilities, and responsibilities for certain employee compensation and benefit plans and programs, and other related matters.

The foregoing description of the Employee Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

Tax Matters Agreement

The Tax Matters Agreement was entered into by GenOn and NRG effective December 12, 2017 (the “Tax Matters Agreement”), and will be entered into by Reorganized GenOn upon effectiveness of the Plan. The Tax Matters Agreement will govern the rights and obligations of each party thereto with respect to certain tax matters and provide for, among other things, (i) GenOn’s and its subsidiaries’ membership in NRG’s consolidated federal and, to the extent applicable, state income tax group for all periods through and including the Effective Date, (ii) the payment by NRG of any taxes related thereto (excluding any tax liability attributable to the NRG Settlement Payment), and (iii) NRG’s right, subject to satisfying applicable U.S. federal income tax law, to take a worthless stock deduction, claimed pursuant to the relevant sections of the Internal Revenue Code and Treasury Regulations or any comparable provision of state or local law, with respect to NRG’s tax basis in the stock of GenOn or any of its subsidiaries in the year of the Effective Date as part of the implementation of the exit structure as determined by the GenOn Steering Committee in consultation with the Debtors.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

GAG Settlement

Pursuant to the GAG Order, the holders of Allowed GAG Note Claims were granted an administrative claim against GenOn in an amount equal to the value of the treatment afforded to holders of Allowed Class 5 GAG Notes Claims under the Plan (the “GAG Settlement”). The terms of the GAG Settlement are embodied in the Consent Agreement previously filed as Exhibit 10.1 to the Debtors’ Current Report on Form 8-K filed on October 31, 2017 and incorporated by reference herein. The foregoing description of the GAG Settlement does not purport to be complete and is qualified in its entirety by reference to the full text of the GAG Order, attached hereto as Exhibit 99.2, and the Consent Agreement.

GenMA Settlement

The Confirmation Order approved the terms of the GenMA Settlement and directed the settlement parties to cooperate in good faith to negotiate definitive documentation consistent with the GenMA Settlement term sheet in order to pursue consummation of the GenMA Settlement. The GenMA Settlement remains subject to definitive documentation.

Certain terms of the compromise as reached by GenOn, NRG, the Consenting Noteholders, GenMA and certain of its stakeholders (including the Owner Lessor Plaintiffs ) are as follows, as qualified by the full settlement framework on file with the Bankruptcy Court:

•                  settlement of all pending litigation and objections to the Plan (including with respect to releases and feasibility);

•                  GenOn will provide a $55.0 million one-year 15% senior secured bridge facility;

•                  cash redemption or purchase of certain outstanding lessor notes/pass-through certificates, funded by (i) GenMA cash on hand; (ii) proceeds from a J.P. Morgan letter of credit draw; (iii) the $55.0 million bridge facility provided by GenOn; (iv) a $20.0 million cash contribution by GenOn; and (v) proceeds from the Natixis letter of credit facility;

•                  the option to defer certain equity rent and shared services to support GenMA liquidity;

•                  GenOn and NRG will provide $57.5 million of new qualifying credit support to GenMA, consisting of:

•                  $20.0 million cash contribution by GenOn; and

•                  $37.5 million in letters of credit from NRG.

•                  GenOn will retain $125.0 million from the pre-petition transfer from GenMA and all proceeds of the NRG Settlement Payment;

•                  Debt and lien covenants will permit a secured working capital facility in an amount not to exceed $75.0 million, which GenMA will use commercially reasonable efforts to obtain; and

•                  GenMA will have one independent director appointed by the Owner Lessor Plaintiffs.

The terms of the GenMA Settlement are subject to further negotiations between the parties and the consummation of the GenMA Settlement on any terms is subject to certain conditions and may not be consummated on the terms as currently contemplated or at all. To the extent the GenMA Settlement is not consummated, GenMA will retain the right to opt out of the releases given to each other releasing party prior to the Effective Date.

Third-Party Sales Transactions

After the Confirmation Date, the Debtors are authorized to pursue a sale of the assets of the Debtors, interests in the Debtors owning such assets, or the New Common Stock to one or more third parties, as agreed to or consummated prior to the Effective Date, in consultation with the GenOn Steering Committee (the “Third-Party Sale Transactions”). Third-party sale proceeds received prior to the Effective Date may, in the Debtors’ discretion, be used to make payments or distributions pursuant to the Plan, with certain exceptions. If the Debtors receive sale proceeds after the Effective Date from any Third-Party Sale Transaction, it is expected that such sale proceeds will be used first to repay, as soon as reasonably practicable, any outstanding new subordinated notes issued on the Effective Date in an amount determined in part by reference to such expected third-party sale proceeds yet to be received by the Effective Date.

Exit Financing

In the event that one or more Third-Party Sale Transactions are not consummated prior to the Effective Date, the Plan is expected to be funded in part by one or more of the following exit financings, subject to certain customary conditions:

•                  a first lien term loan;

•                  a synthetic or other letters of credit facility;

•                  a revolving credit facility; and/or

•                  senior secured notes.

To the extent the Debtors are successful in engaging a strategy of Third-Party Asset Sale Transactions, the need for the above exit financings may be obviated.

Management Incentive Plan

On or after the Effective Date, the Reorganized GenOn board of directors may adopt a management incentive plan in its sole discretion (including through the issuance of New Common Stock) for certain of the Reorganized Debtors’ directors, officers, and employees.

Settlement, Releases and Exculpations

The Plan, Confirmation Order, and corresponding plan supplement documents incorporate an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article IX of the Plan.

Share Information

As of the Effective Date, the Debtors will issue shares of common stock in Reorganized GenOn (the “New Common Stock”) to the holders of claims against and interests in the Debtors, and the Debtors’ shares of common stock and/or membership interests outstanding prior to the Effective Date will be cancelled, in each case as provided in the Plan. As of the Confirmation Date, there was one share of GenOn common stock outstanding and 1,000 membership units of GAG outstanding. All of GenOn’s common stock is held by its parent, NRG, and all of GAG’s membership units are held by its parent, NRG Americas, Inc. Under the Plan, the Debtors’ new organizational documents will become effective on the Effective Date. The Debtors’ new organizational documents will authorize the Debtors to issue shares of New Common Stock pursuant to the Plan.

As of the Effective Date, there may exist certain shares of New Common Stock not permitted to be distributed to any given holder of Allowed GenOn Notes Claims because one or more Required Regulatory Approvals are required but have not been obtained (the “Holdback Shares”). On the Effective Date, if there are any Holdback Shares, a new common stock reserve (the “New Common Stock Reserve”) will be established by the Debtors for the distribution of Holdback Shares pursuant to the terms of the Plan. The Holdback Shares will be issued on the Effective Date, and on behalf of such holder, placed in the New Common Stock Reserve by the Debtors. Each of the Holdback Shares will be distributed from the New

Common Stock Reserve to the applicable holder in accordance with the terms of the Plan as soon as possible after (x) all Required Regulatory Approvals for the distribution of such shares have been obtained or (y) the distribution of such Holdback Shares would no longer require any of the Required Regulatory Approvals.

Certain Information Regarding Assets and Liabilities of the Debtors

Information regarding the assets and liabilities of the Debtors as of the most recent practicable date was included in the Monthly Operating Report filed by the Debtors with the Bankruptcy Court on November 30, 2017 for the period from October 1, 2017 and ending on October 31, 2017 (the “Monthly Operating Report”). In the Monthly Operating Report, the Debtors reported consolidated total assets of $4,007.0 million and consolidated total liabilities of $3,606.9 million as of October 31, 2017.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions and strategies of NRG, GenOn and their respective subsidiaries. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of NRG, GenOn and their respective subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in NRG’s and GenOn’s reports filed with the SEC.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates.

10.1	Settlement Agreement, dated as of December 14, 2017, by and between NRG Energy, Inc. on behalf of itself and the NRG Parties, GenOn Energy, Inc. on behalf of itself and the Debtors.

10.2	Transition Services Agreement, dated as of December 14, 2017, by and between GenOn Energy, Inc. and NRG Energy, Inc.

10.3	Cooperation Agreement, dated as of December 14, 2017, by and between GenOn Energy, Inc. and NRG Energy, Inc.

10.4	Pension Indemnity Agreement, dated as of December 14, 2017, by and between NRG Energy, Inc. and GenOn Energy, Inc.

10.5	Employee Matters Agreement, dated as of December 14, 2017, by and between NRG Energy, Inc. and GenOn Energy, Inc.

10.6	Tax Matters Agreement, initially dated as of December 14, 2017, by and between NRG Energy, Inc. and GenOn Energy, Inc., and by Reorganized GenOn upon the Effective Date.

99.1	Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates.

99.2	Order Approving Debtors’ Emergency Motion for Entry of an Order (I) Approving a Global Settlement and (II) Granting Related Relief.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2017		NRG Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary